                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 39                                   Trade Date: 06/04/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/07/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 6, 2001


     CUSIP
       or
  Common Code      Principal Amount     Interest Rate    Maturity Date      Price to Public
  -----------      ----------------     -------------    -------------      ---------------
   91131UBQ6        $14,388,000.00           6.0%           12/15/08              100%

Interest Payment
   Frequency                               Subject to          Dates and terms of redemption
  (begin date)      Survivor's Option      Redemption         (including the redemption price)
----------------    -----------------      ----------         --------------------------------
    12/15/01               Yes                 Yes                 100%          06/15/02
 semi-annually                                                    semi-annually thereafter

                     Discounts and
Proceeds to UPS       Commissions      Reallowance           Dealer           Other Terms
---------------      -------------     -----------     ------------------     -----------
 $14,186,568.00       $201,432.00         $2.00        ABN AMRO Financial
                                                         Services, Inc.